UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1636021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 16, 2004, Zamba Corporation (“Zamba” or “we”) executed a promissory note in favor of Technology Solutions Company (“TSC”) under which we have borrowed an aggregate cash principal amount of $175,000.  The principal balance of this loan, plus interest at a rate of 8% per annum, compounded daily, becomes due and payable in May 2005.  TSC is a party to a merger agreement with us dated August 6, 2004, pursuant to which TSC will acquire Zamba, subject to shareholder approval and other standard closing conditions.

The above described promissory note is attached as Exhibit 99.1 to this report.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 16, 2004, Zamba borrowed $175,000 from TSC.  See Item 1.01 above for a description of the material terms of the related promissory note.

As of November 17, 2004, our outstanding balance under our Accounts Receivable Purchase Agreement with Silicon Valley Bank had increased to $638,000, from $514,000 as of September 30, 2004.  For a description of the material terms of such agreement, see “Liquidity and Capital Resources” under Item 2 of our Periodic Report on Form 10-Q for the period ended September 30, 2004.

Item 9.01.    Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1        Promissory Note between Zamba Corporation and Technology Solutions Company, dated November 16 , 2004.*

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004	ZAMBA CORPORATION

	By	/s/ Ian Nemerov
Ian Nemerov
Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Promissory Note between Zamba Corporation and Technology Solutions Company, dated November 16 , 2004.